EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 4 to Registration Statement No. 333-154975 of our report dated March 9, 2009 (May 8, 2009 as to the change in the accounting policy described in Note 2), relating to the consolidated financial statements of TNP Strategic Retail Trust, Inc. and subsidiary, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Costa Mesa, California
June 1, 2009